EXHIBIT 10.2

Maximum Security Deposit Pledge Agreement
[unofficial translation]

Contract No.: Q.C.20110693 (Luohu)-4

Pledger (Party A): Shenzhen Donxon Mobile Communications Technology Co., Ltd
Domicile: 6F, Building C5, Fuyuan Industrial City, No. 111 Daozhoushi Road, Xixiang Street, Bao’an District, Shenzhen
Legal Representative (person in charge):  Lin Zihong    Postal Code: _________
Fax: ________________Tel: _________________

Pledgee (Party B): China Construction Bank Corp. Shenzhen Branch
Domicile: Building A, Rongchao Business Center, No. 6003 Yitian Road, Futian District, Shenzhen
Legal Representative (person in charge):  Liu Jun     Postal Code:     518010
Fax:   82246144     Tel:     82488189

If Party A is willing to provide guaranty of maximum amount pledge for series of debts of the Debtors in E.C. 20110693 (Luohu) Syndicated Loan and Joint Mortgage Financing Contract (hereinafter referred to as “The Syndicated Loan and Joint Mortgage Financing Contract”) signed by Party B with the Shenzhen Aivtech Co., Ltd, Shenzhen Hua Foil Gilding Crafts Co., Ltd, Shenzhen SPA Moment Investment Development Co., Ltd. and Shenzhen Donxon Mobile Communications Technology Co., Ltd (hereinafter referred to as the “Debtors”) , both parties, through friendly consultation, hereby enter into this contract according to relevant laws and regulations to comply with.

Article I Party A provides the pledge guarantee of security deposit in the special deposit account agreed in this contract.

Article II Special Deposit Account
Party A shall deposit (currency) RMB two million and seven hundred thousand only (in words) into the special account as the security deposit within thirty business days as of the execution date of this contract. Without the permission of Party B, Party A shall not use or transfer the funds from the special account.

Name of special deposit account: Shenzhen Donxon Mobile Communications Technology Co., Ltd
Account No.: 44201505900049021434
Opening Bank: East City District Branch

Both parties agreed that the interest of security deposit is settled by the following interest standard: as per the interest rate of one-year fixed deposit. The interest is transferred into the special deposit account of Party A by Party B and it also provides pledge guarantee for creditor’s rights of Party B.

If the special deposit account is frozen or controlled by judicial agencies or other authorized entities, Party A shall provide other kinds of guarantee approved by Party B.

Article III Main Contract, Scope of Guarantee and Maximum Limit

I. Under the Syndicated Loan and Joint Mortgage Financing Contract, Party B will execute (and/or have signed) relevant appendixes, business applications and other legal documents within the credit limit validity period (hereinafter referred to as “creditor determination period”), to carry out the credit businesses agreed in the Contract for the Debtors.

The main contract under this guaranty includes but not limited to the above Syndicated Loan and Joint Mortgage Financing Contract and its relevant appendixes, business applications, notices, agreements, various certificates, guarantee letters, bills and other legal documents related to creditor’s rights and debts.

II. The scope of this guaranty of maximum security deposit pledge includes all debts in this contract, including but not limited to all the principal, interests (including compound interest and default interest), breach penalty, and other items paid by the Debtors to Party B (including but not limited to relevant advance commission charges, telecommunication charges and sundry charges paid by Party B, and relevant bank charges that the beneficiary in the letter of credit refused to undertake), the expenses occurred to Party B to realize the creditor’s rights and guarantee right (including but not limited to the legal fee, arbitration fee, property preservation fee, travel expense, execution fee, assessment fee, auction charge, notary fee, service fee, notice fee and counsel fee).

III. The maximum guarantee limit under this maximum security deposit pledge is (currency) RMB thirty million only (in words). If Party A performs its guarantee obligation in this contract, the maximum amount will decrease progressively.

IV. The determination period of creditor’s rights for this maximum amount pledge is the valid period of main contract.

V. As for the advances, interests and charges in the main contract or the actual formation time of any other right of Party B which exceeds the creditor’s rights determination period, they are also within the guarantee scope of this maximum security deposit pledge contract. The time limit of debts payment in this main contract is not restricted by the determination expiration date of creditor’s rights.

Article IV Modification of Main Contract

I. If Party B makes an agreement with the Debtors to modify the clauses in main contract (including but not limited to the repayment currency, repayment method, loan account, repayment account, fund use plan, value date, settlement date, and the starting date or closing date of debt performance period when the debt performance period isn’t prolonged), Party A agrees to undertake the guarantee obligation of debts in the main contract after the modification. If Party B, without prior permission of Party A, makes an agreement with the Debtors to prolong the debt performance period or increases the debt principal, Party A will only guarantee for debts in main contract in accordance with the agreements herein.

II. The guarantee obligation of Party A shall not be exempted in any of the following conditions:

(I)	Where Party B or the Debtors reforms, merges, splits, increases or decreases its capital, ventures, allies in capital and operation, or changes its name;

(II)	Party B entrusts a third party to perform its obligations in the main contract.

III. Where the creditor’s rights in the main contract are transferred to the third party, the guaranty in this contract will also be transferred. Party A shall assist Party B to handle with relevant procedures for the third party.

IV. If the transfer of creditor’s rights or debts in the main contract takes no effect, becomes null or is canceled or terminated, Party A shall still takes the guaranty responsibility for Party B according to this contract.

Article V Realization of Pledge

I. If the Debtors fails to fulfill the matured debt in the main contract or the declared early matured debts, or violate other regulations in the main contract, Party B has the right to deduct corresponding amount from the above special security deposit account.

II. Party A shall not interfere with Party B’s action to realize its right of pledge in any form (action or inaction).

III. No matter whether Party B maintains other guarantee for the creditor’s rights in the main contract (including but not limited to guarantee, mortgage, pledge, letter of guarantee, standby letter of credit), and no matter when the above guarantee take effect or whether they take effect or not, or whether Party B claims for rights to other guarantors, whether there is a third party that agrees to take all or part of debts in the main contract, or whether the guaranty is provided by the Debtors or not, Party A’s guarantee obligation in this contract shall not be exempted. Party B has the right to deduct corresponding amount from the above special deposit account directly and Party A shall not raise any objection.

IV. If the maximum guarantee limit agreed in this contract is lower than the actual debt balance in the main contract and if the creditor’s rights are not completely liquidated in the main contract after Party A undertakes the responsibility, Party A promises that, the subrogated right or right of recourse (including those previously exercised ones) claimed by it to other guarantors shall not cause any harm to the Party B’s benefits, and it agrees that the debt liquidation in the main contract should take priority over Party A’s subrogated right or right of recourse.

Specifically, before all Party B’s rights are liquidated,

(I) Party A agrees not to claim the subrogated right or right of recourse to the Debtors or other guarantors: if Party A realizes the above right for any reason, the amount acquired shall be used to liquidate the rights of Party B in priority.

(II) If there is object guarantee for debts in the main contract, Party A agrees not to claim for the collateral or cash equivalent for subrogated right or any other reasons. The above collateral and the cash equivalent acquired shall be used to liquidate the creditor’s rights of Party B in priority.

(III) If the Debtors or other guarantors provide the counter guarantee for Party A, the amount acquired by Party Abased on that shall be used to liquidate the creditor’s rights of Party B in priority.

V. Party A has fully realized the interest rate risk. If Party B adjusts the interest rate level, interest accrual or interest settlement according to the agreements in the main contract or change in national interest rate policies, and this increases the payable interest, default interest and compound interest of the Debtors, Party A shall also undertakes the guarantee for the addition.

VI. If the main contract doesn’t exist, takes no effect, is completely or partially canceled and terminated or if Party A isn’t the Debtor, Party A shall take the joint liability with the Debtors for debts caused by return of property or loss compensation of Debtors within the guarantee scope specified above.

VII. In addition to the debts in the main contract, if the Debtors hold other debts to Party B, Party B has the right to deduct the money (in RMB or other currencies) from account of Debtors in the China Construction Bank (CCB) to liquidate any matured debt, but Party A’s guarantee obligation would not be reduced.

Article VI Liability for Breach

I. If Party A violates any provisions in this contract or provides any untrue information, mistake or omission in its description and guarantee, Party B has the right to take the following one or more measures:
1. Ask Party A to correct the noncompliance within the time limit;
2. Ask Party A to provide new guaranty;
3. Ask Party A to compensate the loss;
4. Deduct corresponding amount from the above special security deposit account;
5. Other remedial measures allowed by the law.

II. If the pledge right isn’t effectively established or the special deposit account is frozen or deducted, or Party B does not realize the pledge right immediately and fully because of Party A, and Party A is not the Debtor, then Party B has the right to demand Party A take joint responsibility for the guaranteed debts with the Debtors within the guarantee scope of this contract and Party B has the right to deduct corresponding amount from the above special security deposit account.

Article VII Other Clauses

I. Collection of payables

As for all the payables of Party A in this contract, Party B has the right to deduct the corresponding amount (in RMB or other currencies) from the CCB account of Party A without prior notice. If the procedures on the exchange, settlement and sales and foreign exchange are required, Party A is obligated to assist Party B to clear those procedures and Party A shall undertake the exchange rate risk.

II. Use of Party A’s information

Party A approves Party B to check its credit status at the credit database established and approved by the People’s Bank of China (PRC) and credit information competent authorities or relevant organizations and departments, and it also approves Party B to provides its information to credit database. Party A agrees that Party B can reasonably use or disclose Party A’s information for business purposes.

III. Collection By Notice

If Party A breaches the contract, Party B is entitled to report to relevant departments or units and carry out Collection by Notice through the news media.

IV. Effectiveness of data recorded by Party B

Unless specified otherwise by reliable certain data, Party B’s internal account records on principal, interests, charges, repayment history, etc., and receipts and evidence retained by Party B during the process of repayment and interest payment, as well as the records and evidence on collection of Party B shall constitute effective determined proofs for the Debtor-creditor relationship in the main contract. Party A shall not raise an objection on the ground that the above records, receipts and evidences are made or remained by Party B only.

V. Reservation of rights

Party B’s rights in this contract do not affect or eliminate any of its rights in accordance with the laws, regulations or other contracts. Any performance of discharge, grace period, privilege or delayed execution for any breach or delay shall not be regarded as waiving the rights or benefits in this contract or as permission or recognition of any breach, and that does not affect, prevent or impede the continuous execution of the right or any other right, as a result, Party B shall not take obligation and responsibility for Party A.

If Party B does not exercise or delays exercising any right in the main contract or does not use up the remedial measures in main contract, Party A’s guarantee responsibility in this contract wouldn’t be exempted. However, if Party B reduces its debts in main contract, Party A’s guarantee responsibility in this contract would be exempted accordingly.

VI. If Party A splits, dissolves, goes bankrupt, or it is cancelled, its industrial and commercial registration is cancelled, its business license is revoked, or other dispute on the ownership of funds in special deposit account occurs, Party B shall be noticed immediately.

VII. Debtors’ Dissolution and Bankruptcy

After Party A is informed that Debtors are going to dissolve or go bankrupt, it shall inform Party B immediately and declare its creditor’s rights. Meanwhile, it shall go through dissolution or bankruptcy procedure immediately to exercise the right of recourse in advance. If Party A knows or should have known the Debtors are in the dissolution or bankruptcy procedure but fails to exercise the right of recourse immediately, the loss shall be borne by Party A itself.

Despite of the regulations in term II of clause V in this article, if Party B and  Debtors reach a settlement agreement or it agrees to make a plan in the bankruptcy procedure with Debtors, Party B’s rights in this contract shall not be damaged by the settlement agreement or re-planning and Party A’s guaranty responsibility shall not be exempted. Party A shall not withhold Party B’s right claim with the conditions specified in settlement agreement or re-planning. If Party B makes a concession for the Debtors in the settlement agreement or re-planning but isn’t liquidated, then it still has the right to ask Party A to undertake its guarantee responsibility.

VIII. Party A’s Dissolution or Bankruptcy

If Party A dissolves or goes bankrupt, Party B has the right to participate in the liquidation or bankruptcy procedure so as to declare its rights even though Party B’s rights in the main contract have not been matured yet.

IX. If Party A or Debtors do not comply with the laws, regulations or rules on environmental protection, energy conservation and emission reduction as well as pollution reduction, or there is energy consumption or pollution risk, Party B is entitled to exercise the guarantee right in this contract in advance and take other remedial measures specified in this contract or allowed by the laws.

X. If Party A’s address or contact information changes, it shall inform Party B in writings immediately, and it shall be responsible for all losses occurred due to failure of notice.

XI. Others:
 _________________________________/   ______________________
    ______________________       /____________________________

XII. Solutions to disputes
If dispute occurs during the execution process of this contract, it might be solved through consultation. If negotiation fails, the 1st method will be adopted. During the period of litigation or arbitration, clauses not involving the dispute in this contract shall be performed.

(I) Submit the case to the People’s Court where Party B is domiciliary.

(II) Submit     /     to the arbitration committee (which is located at     /   ), the arbitration is conducted according to the present effective arbitration regulations when applying the arbitration. The arbitration result shall be final and binding on both parties.

XIII. Effectiveness of Contract

This contract shall take effect after execution of legal representatives (responsible person) or authorized agents of both parties affixed with official seals (or special stamp for contract).

XIV. This contract shall be in quadruplicate.

Article VIII Handling Bank and Seal of Party B

Party A confirms that, after the contract takes effect, Party B can entrust one or more branching organizations of China Construction Bank Shenzhen Branch as the handling bank of this contract. The handling bank has the right to perform the obligations herein, sign relevant legal documents and enjoy the rights herein in its own name, including but not limited to the actual performance of this contract (wholly or partially), debt collection, law suit/arbitration, and execution of this contract. Where the handling bank performs the obligations of Party B in this contract, it is regarded as Party B performing this contract and Party A’s obligations and responsibilities wouldn’t be exempted. Party B or handling bank has right to affix its official seal, or special stamp for relevant business or for contract on relevant materials or evidences.

Article IX Presentation and Warranty of Party A

I. Party A fully understands the business scope and limit of authority of Party B.

II. Party A has read all clauses in this contract and main contract, thus fully understands all provisions of main contract. As requested by Party A, Party B has already made corresponding clause clarification for this contract and main contract. Party A has already read and fully understands the meaning of all clauses in this contract and main contract as well as corresponding legal consequences.

III. Party A has the qualification as a guarantor, and its guarantee behaviors in this contract are in accordance with the regulations of laws, administrative laws and regulations, rules and Party A’s regulations or internal procedures, and it has already approved by internal authorized agencies in the company/national authorized agencies. All outcomes, occurred because Party A is not authorized to sign this contract, shall be borne by Party A, including but not limited to full compensation for Party B’s loss.

IV. Party A affirms its own and Debtors’ assets, debts, operation, credit, reputation, etc. and affirms that it has the main qualification and right of signing the main contract and whether it fully understands all provisions of the main contract.
V. The pledge guaranty provided by Party A doesn’t damage the legal benefits of any third party or violate the legal and agreed obligations of its own.

VI. The funds in special deposit account are legally owned by Party A, and there exists no ownership dispute.

VII. There is no co-owner of funds in special deposit account, or if there are other co-owners, the pledge guaranty has already gained the written permission of them.

VIII. Relevant data and information on security deposit pledge provided by Party A to Party B are authentic and legal, accurate and complete.

Party A (Official seal):
Shenzhen Donxon Mobile Communications Technology Co., Ltd (Seal)

Legal representative (responsible person) or authorized agent (signature): Lin Zihong
Oct. 17, 2011

Party B (Official seal): China Construction Bank Corp. Shenzhen Branch (Seal)

Legal representative (responsible person) or authorized agent (signature):
Oct. 17, 2011